News Release
www.aviatnetworks.com
Aviat Networks Announces Fiscal 2017
Fourth Quarter and Year-end Financial Results

•	Q4 FY17 GAAP operating loss of $0.6 million represents a $12.6 million improvement year-over-year; Non-GAAP operating income of $0.2 million represents a $6.3 million improvement year-over-year

•
Q4 FY17 GAAP net loss from continuing operations attributable to Aviat Networks of $1.5 million represents a $13.8 million improvement year-over-year; Non-GAAP net loss from continuing operations attributable to Aviat Networks of $0.1 million represents a $6.3 million improvement year-over-year

•	FY17 GAAP operating loss of $1.0 million represents a $26.5 million improvement year-over-year; Non-GAAP operating income of $1.9 million represents a $20.0 million improvement year-over-year

•
FY17 GAAP net loss from continuing operations attributable to Aviat Networks of $0.8 million represents a $29.6 million improvement year-over-year; Non-GAAP net income from continuing operations attributable to Aviat Networks of $0.7 million represents a $20.2 million improvement year-over-year

•	Aviat Networks anticipates bottom-line improvements in FY18 driven by top-line stabilizing, strengthening pipeline and new solutions as well as continued momentum in processes and expense controls
MILPITAS, Calif., September 6, 2017 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or “the Company”), the leading expert in microwave networking solutions, today reported financial results for its fiscal 2017 fourth quarter and year ended June 30, 2017.
Commenting on the Company’s fiscal 2017 results, Michael Pangia, President and Chief Executive Officer of Aviat Networks stated, “Fiscal 2017 was a transformative year for Aviat Networks. We successfully realigned our organizational structure, drove process reforms and enhanced our solutions portfolio. All of these initiatives helped drive significant year-over-year improvements in gross margins, operating expenses and bottom-line performance. We also strengthened our market-leading positions, particularly in North America and with private network customers. Process reforms also enabled us to strengthen our balance sheet and drive year-over-year improvements across virtually all key working capital metrics. As we move into fiscal 2018, we are confident that we will continue to build our momentum and generate further profitability improvements, with the potential for top-line growth.”
Fiscal 2017 vs. Fiscal 2016 Fourth Quarter Results Comparisons
The Company reported total revenues of $56.4 million for its fiscal 2017 fourth quarter as compared to $58.3 million in the comparable fiscal 2016 period, a decline of $1.8 million or 3.1%. The year-over-year decline is primarily related to lower international revenue offset in part by an increase in North America and Latin America revenue. Additionally, the book to bill ratio was above 1 during the fourth quarter ended June 30, 2017, driven by strength in North America.

GAAP gross margins for the fiscal 2017 fourth quarter were 34.1% as compared to 16.9% in the fiscal 2016 fourth quarter, an improvement of approximately 1,720 basis points. Non-GAAP gross margins for the fiscal 2017 fourth quarter were 34.1% as compared to 25.7% in the fiscal 2016 fourth quarter, an increase of 840 basis points. Both GAAP and Non-GAAP gross margin percentage improvements were primarily driven by better efficiencies within the Company’s services business combined with process enhancements within supply chain operations. The improvement was also driven by a higher concentration of North America business as a percentage of revenue.
GAAP total operating expenses for the fiscal 2017 fourth quarter were $19.9 million as compared to $23.1 million reported in the fiscal 2016 fourth quarter, a reduction of $3.2 million or 13.9%. Non-GAAP total operating expenses for the fiscal 2017 fourth quarter, excluding the impact of restructuring charges and share-based compensation, were $19.1 million as compared to $21.1 million reported in the fiscal 2016 fourth quarter, a reduction of $2.0 million or 9.4%. The improvements in both GAAP and Non-GAAP operating expenses were driven by operational efficiencies and continued reductions in overhead expenses. Additionally, as it relates to prior guidance, the Company incurred higher engineering costs in support of new product introductions, among other factors.
GAAP operating loss was $0.6 million for the fiscal 2017 fourth quarter as compared to a GAAP operating loss of $13.3 million for the comparable fiscal 2016 period, an improvement of $12.6 million. Non-GAAP operating income was $0.2 million for the fiscal 2017 fourth quarter as compared to a Non-GAAP operating loss of $6.1 million for the comparable fiscal 2016 period, an improvement of $6.3 million. The Company reported a GAAP net loss from continuing operations attributable to Aviat Networks of $1.5 million or a loss of $0.28 per diluted share and a Non-GAAP loss from continuing operations attributable to Aviat Networks of $0.1 million or a loss of $0.03 per diluted share. This compares to a GAAP loss from continuing operations attributable to Aviat Networks of $15.2 million or a loss of $2.90 per diluted share for the comparable year-ago period and a Non-GAAP loss from continuing operations attributable to Aviat Networks of $6.4 million or a loss of $1.22 per diluted share for the comparable fiscal 2016 period.
Adjusted EBITDA for the fiscal 2017 fourth quarter was $1.4 million, compared with an Adjusted EBITDA loss of $4.6 million in the comparable fiscal 2016 period, an improvement of $5.9 million.
Cash and cash equivalents were $35.7 million as of June 30, 2017 as compared to $30.5 million as of July 1, 2016, an improvement of $5.2 million. Cash and cash equivalents, net of a $1.0 million increase in borrowing, declined by approximately $4.3 million when compared against the fiscal 2017 third quarter ended March 31, 2017, which is primarily due to timing associated with payments from two customers.
Fiscal 2017 vs. Fiscal 2016 Full-Year Results Comparisons

•
Total revenues of $241.9 million represent a decline of $26.8 million or 10.0% from fiscal 2016. Within this, international revenues declined as anticipated, while North America revenues increased by $6.6 million or 5.3%. Additionally, the book to bill ratio was above 1 during the fourth quarter ended June 30, 2017, driven by continued strength in North America.

•	GAAP gross margins were 31.2% as compared to 23.0%, an improvement of approximately 820 basis points. Non-GAAP gross margins were 31.4% as compared to 24.9%, an increase of 650 basis points.

•
GAAP total operating expenses were $76.5 million as compared to $89.2 million, a reduction of $12.7 million or 14.3%. Non-GAAP total operating expenses, excluding the impact of share-based compensation, were $74.0 million as compared to $85.0 million in fiscal 2016, a reduction of $11.1 million or 13.0%.

•
GAAP operating loss was $1.0 million as compared to a GAAP operating loss of $27.4 million, an improvement of $26.5 million. Non-GAAP operating income was $1.9 million as compared to a Non-GAAP operating loss of $18.1 million, an improvement of $20.0 million.

•
GAAP net loss from continuing operations attributable to Aviat Networks of $0.8 million or a loss of $0.16 per diluted share. This compares to a 2016 GAAP net loss from continuing operations attributable to Aviat Networks of $30.4 million or a loss of $5.81 per diluted share. GAAP net loss improved by $29.6 million year-over-year.

•
Non-GAAP income from continuing operations attributable to Aviat Networks of $0.7 million or income of $0.14 per diluted share. This compares to a fiscal 2016 Non-GAAP loss from continuing operations attributable to Aviat Networks of $19.4 million or a loss of $3.71 per diluted share. Non-GAAP income improved by $20.2 million year-over-year.

•	Adjusted EBITDA was $7.6 million compared with an Adjusted EBITDA loss of $11.7 million in fiscal year 2016, an improvement of $19.3 million year-over-year.
Mr. Pangia continued, “Approximately a year ago, we embarked on a strategic process to explore avenues that would help us improve our market position and, ultimately, valuation. We have looked at multiple options and over the past quarter, we have narrowed this down further and are now in the late stages of the process. Our goal is to ensure that we structure the best outcome for our Company and our shareholders, both near- and long-term.”
Fiscal 2018 First Quarter Outlook
The Company anticipates revenue to be in the range of $57.0 million to $60.0 million for the first quarter of fiscal 2018. Non-GAAP gross margins are anticipated to be between 30.0% and 31.0% for the first quarter of fiscal 2018, and Non-GAAP operating expenses are expected to be in the range of $18.2 million to $18.5 million for the first quarter of fiscal 2018, with the range dependent upon the top-line. This would result in positive Adjusted EBITDA in the range of $0.5 million to $1.0 million for the first quarter of fiscal 2018.
Fiscal 2018 Full Year Outlook
The Company anticipates revenue to be in the range of $245.0 million to $260.0 million, which would equate to a 1.0 % to 8.0% increase year-over-year. For fiscal year 2018, Non-GAAP gross margin is expected to be approximately in the range of 31.5% to 32.5% and Non-GAAP operating expenses are expected to be in the range of $72.0 million to $75.0 million. The Company further anticipates that if revenues come in on the low-end of the range, gross margins and spending will be at the more favorable end of the ranges provided, thus resulting in non-GAAP operating income of approximately $5.0 million to $7.0 million for fiscal year 2018. Similarly, this would result in positive Adjusted EBITDA of approximately $11.0 million to $13.0 million for fiscal year 2018, representing a 45.0% to 71.0% increase year-over-year.
A reconciliation of GAAP to Non-GAAP financial measures for the fourth quarter of fiscal 2017, along with the accompanying notes, is provided in Table 3 below.

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) on September 6, 2017 to discuss its financial results. To listen to the live conference call, please dial toll free (US/CAN) (866) 562-9910, (INTL) (661) 378-9805, conference ID: 74448508. Investors are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events.cfm.

Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating loss, income tax provision, loss from continuing operations attributable to Aviat Networks, diluted net loss per share from continuing operations attributable to Aviat Networks, adjusted income (loss) before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table (Table 3). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand its performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.

About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat Networks with their critical applications. Coupled with a long history of microwave innovations, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviat Networks have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2018, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 6, 2017 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:

Glenn Wiener, GW Communications for Aviat Networks, Inc.,
Tel: 212-786-6011 / Investorinfo@aviatnet.com or GWiener@GWCco.com

Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2017 Fourth Quarter Summary
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)	Quarter Ended		Fiscal Year Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Revenues:
Revenue from product sales	$33,736	$33,225	$153,517	$167,827
Revenue from services	22,695	25,027	88,357	100,863
Total revenues	56,431	58,252	241,874	268,690
Cost of revenues:
Cost of product sales	22,409	29,765	105,183	128,727
Cost of services	14,763	18,618	61,219	78,246
Total cost of revenues	37,172	48,383	166,402	206,973
Gross margin	19,259	9,869	75,472	61,717
Operating expenses:
Research and development expenses	5,002	5,057	18,684	20,806
Selling and administrative expenses	14,657	16,472	57,184	65,902
Restructuring charges	246	1,596	589	2,455
Total operating expenses	19,905	23,125	76,457	89,163
Operating loss	(646)	(13,256)	(985)	(27,446)
Interest income	93	64	261	252
Interest expense	(22)	(13)	(50)	(104)
Other income (expense)	5	(1,245)	169	(1,245)
Loss from continuing operations before income taxes	(570)	(14,450)	(605)	(28,543)
Provision for income taxes	842	779	16	1,635
Loss from continuing operations	(1,412)	(15,229)	(621)	(30,178)
Income from discontinued operations, net of tax	—	88	—	541
Net loss	(1,412)	(15,141)	(621)	(29,637)
Less: Net income attributable to noncontrolling interests, net of tax	61	10	202	270
Net loss attributable to Aviat Networks	$(1,473)	$(15,151)	$(823)	$(29,907)

Amount attributable to Aviat Networks
Net loss from continuing operations, net of tax	$(1,473)	$(15,239)	$(823)	$(30,448)
Net income from discontinued operations, net of tax	$—	$88	$—	$541

Basic and diluted loss per share attributable to Aviat Networks’ common stockholders:
Continuing operations	$(0.28)	$(2.90)	$(0.16)	$(5.81)
Discontinued operations	$—	$0.02	$—	$0.10
Net loss	$(0.28)	$(2.88)	$(0.16)	$(5.71)
Weighted average shares outstanding, basic and diluted	5,314	5,259	5,292	5,238

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2017 Fourth Quarter Summary
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	June 30, 2017	July 1, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$35,658	$30,479
Restricted cash	541	558
Short-term investments	264	222
Accounts receivable, net	45,945	63,449
Unbilled receivables	12,110	5,117
Inventories	21,794	27,293
Customer service inventories	1,871	3,064
Other current assets	6,402	10,232
Total current assets	124,585	140,414
Property, plant and equipment, net	16,406	18,162
Deferred income taxes	6,178	6,068
Other assets	5,407	1,467
Total long-term assets	27,991	25,697
TOTAL ASSETS	$152,576	$166,111
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$9,000	$9,000
Accounts payable	33,606	33,217
Accrued expenses	21,933	23,205
Advance payments and unearned income	20,004	30,615
Restructuring liabilities	1,475	3,910
Total current liabilities	86,018	99,947
Unearned income	7,062	8,387
Other long-term liabilities	1,022	1,409
Reserve for uncertain tax positions	2,453	1,414
Deferred income taxes	1,681	1,497
Total liabilities	98,236	112,654
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	53	53
Additional paid-in-capital	813,733	811,601
Accumulated deficit	(748,204)	(747,381)
Accumulated other comprehensive loss	(11,785)	(11,157)
Total Aviat Networks stockholders’ equity	53,797	53,116
Noncontrolling interests	543	341
Total equity	54,340	53,457
TOTAL LIABILITIES AND EQUITY	$152,576	$166,111

AVIAT NETWORKS, INC.
Quarter Ended June 30, 2017 Summaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating loss, income tax provision, loss from continuing operations attributable to Aviat Networks, diluted loss per share from continuing operations attributable to Aviat Networks' stockholders, and adjusted losses before interest, tax, depreciation and amortization ("Adjusted EBITDA") attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2017 Fourth Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended				Fiscal Year Ended
	June 30, 2017	% of Revenue	July 1, 2016	% of Revenue	June 30, 2017	% of Revenue	July 1, 2016	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$19,259	34.1%	$9,869	16.9%	$75,472	31.2%	$61,717	23.0%
WTM inventory (recovery) write-down	(45)		5,057		(176)		5,057
Performance bond expense	—		—		365		—
Share-based compensation	57		28		208		154
Non-GAAP gross margin	19,271	34.1%	14,954	25.7%	75,869	31.4%	66,928	24.9%

GAAP research and development expenses	$5,002	8.9%	$5,057	8.7%	$18,684	7.7%	$20,806	7.7%
Share-based compensation	(39)		(19)		(138)		(110)
Non-GAAP research and development expenses	4,963	8.8%	5,038	8.6%	18,546	7.7%	20,696	7.7%

GAAP selling and administrative expenses	$14,657	26.0%	$16,472	28.3%	$57,184	23.6%	$65,902	24.5%
Share-based compensation	(504)		(407)		(1,765)		(1,572)
Non-GAAP selling and administrative expenses	14,153	25.1%	16,065	27.6%	55,419	22.9%	64,330	23.9%

GAAP operating loss	$(646)	(1.1)%	$(13,256)	(22.8)%	$(985)	(0.4)%	$(27,446)	(10.2)%
WTM inventory (recovery) write-down	(45)		5,057		(176)		5,057
Performance bond expense	—		—		365		—
Share-based compensation	600		454		2,111		1,836
Restructuring charges	246		1,596		589		2,455
Non-GAAP operating income (loss)	155	0.3%	(6,149)	(10.6)%	1,904	0.8%	(18,098)	(6.7)%

GAAP income tax provision	$842	1.5%	$779	1.3%	$16	—%	$1,635	0.6%
Tax refund from Inland Revenue Authority of Singapore	—		—		3,741		—
Adjustment to reflect pro forma tax rate	(542)		(479)		(2,557)		(435)
Non-GAAP income tax provision	300	0.5%	300	0.5%	1,200	0.5%	1,200	0.4%

GAAP loss from continuing operations attributable to Aviat Networks	$(1,473)	(2.6)%	$(15,239)	(26.2)%	$(823)	(0.3)%	$(30,448)	(11.3)%
Share-based compensation	600		454		2,111		1,836
Restructuring charges	246		1,596		589		2,455
Nigeria FX (gain) loss on dividend receivable	(5)		1,245		213		1,245
WTM inventory (recovery) write-down	(45)		5,057		(176)		5,057
Performance bond expense	—		—		365		—
Gain on liquidation of subsidiary	—		—		(349)		—
Tax refund from Inland Revenue Authority of Singapore	—		—		(3,741)		—
Adjustment to reflect pro forma tax rate	542		479		2,557		435
Non-GAAP (loss) income from continuing operations attributable to Aviat Networks	$(135)	(0.2)%	$(6,408)	(11.0)%	$746	0.3%	$(19,420)	(7.2)%

	Quarter Ended				Fiscal Year Ended
	June 30, 2017	% of Revenue	July 1, 2016	% of Revenue	June 30, 2017	% of Revenue	July 1, 2016	% of Revenue
	(In thousands, except percentages and per share amounts)
Diluted income (loss) per share from continuing operations attributable to Aviat Networks' stockholders:
GAAP	$(0.28)		$(2.90)		$(0.16)		$(5.81)
Non-GAAP	$(0.03)		$(1.22)		$0.14		$(3.71)

Weighted average shares outstanding, diluted:
GAAP	5,314		5,259		5,292		5,238
Non-GAAP	5,314		5,259		5,450		5,238

ADJUSTED EBITDA:

GAAP loss from continuing operations attributable to Aviat Networks	$(1,473)	(2.6)%	$(15,239)	(26.2)%	$(823)	(0.3)%	$(30,448)	(11.3)%
Depreciation and amortization of property, plant and equipment	1,300		1,604		5,840		6,648
Interest	(71)		(51)		(211)		(148)
Share-based compensation	600		454		2,111		1,836
Restructuring charges	246		1,596		589		2,455
Nigeria FX (gain) loss on dividend receivable	(5)		1,245		213		1,245
WTM inventory (recovery) write-down	(45)		5,057		(176)		5,057
Performance bond expense	—		—		365		—
Gain on liquidation of subsidiary	—		—		(349)		—
Provision for income taxes	842		779		16		1,635
Adjusted EBITDA attributable to Aviat Networks	$1,394	2.5%	$(4,555)	(7.8)%	$7,575	3.1%	$(11,720)	(4.4)%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP (loss) income from continuing operations attributable to Aviat Networks excluded share-based compensation and other non-recurring charges (recovery). Adjusted EBITDA attributable to Aviat Networks was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP loss from continuing operations attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2017 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended		Fiscal Year Ended
(In thousands)	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
North America	$34,953	$31,267	$132,078	$125,482
International:
Africa and Middle East	11,696	13,573	60,150	82,742
Europe and Russia	2,799	4,097	14,128	20,539
Latin America and Asia Pacific	6,983	9,315	35,518	39,927
	21,478	26,985	109,796	143,208
Total Revenue	$56,431	$58,252	$241,874	$268,690